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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No.333-08626, No. 333-36093, No. 333-56933, No. 333-87897 and No.
333-49892) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option, and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, 1999 Nonqualified Incentive Plan and 2000 Stock Incentive Plan of our report dated January 18, 2001, with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                            /s/ ERNST & YOUNG LLP

Seattle, Washington
March 7, 2001